J U L Y 2 9 , 2 0 0 8 P R E S E N T A T I O N T O T H E I N D E P E N D E N T D I R E C T O R S Project Nucleus Exhibit (c)(3)

PRESENTATION TO THE INDEPENDENT DIRECTORS

Goldman Sachs

Permira

INTRODUCTORY NOTICE
This presentation (the Presentation) is being provided by two newly incorporated companies formed by funds advised by Permira Advisers LLP (Permira) and
News Corporation (News Corp.), and together with Permira (the Bidders) to the independent directors of NDS Group plc (NDS) (the Board) for the purpose of furthering negotiations in relation to the proposed take-private of NDS (the Proposed Transaction). By attending the Presentation you agree to be bound by the following conditions.
The information contained in this Presentation and any oral information provided by the Bidders or by Goldman Sachs International (GSI) or any of its affiliates, including Goldman Sachs & Co. (collectively Goldman Sachs) and/or JP Morgan (the Advisers) (the Information) is confidential  and is for use only by the Board in connection with the negotiation of the Proposed Transaction and may not be used for any other purpose or provided by the Board, its representatives or any other person, to any other person and the Information (including the existence of this Presentation) except with the prior written consent of the Bidders.
The information in the Presentation is based upon publicly available sources. In preparing the Presentation, the Bidders have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was otherwise reviewed by them. In addition any analyses included in this Presentation do not purport to be appraisals of the assets, stock, or business of NDS  or any other entity.  The Presentation is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to the Bidders as of the date hereof and the Bidders assume no responsibility  for updating, revising or reaffirming the Information  based on circumstances, developments or events occurring after the date of the Presentation. None of the Bidders or the Advisers makes any representation or warranty, express or implied, as to the accuracy or completeness of the Information and any liability therefore (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. In particular the
Information does not address any legal, regulatory, tax or accounting matters that may be relevant to an assessment of the Proposed Transaction.
All Information contained in the Presentation is for discussion purposes only and does not constitute any offer, commitment or obligation on the part of the
Bidders to enter into the Proposed Transaction or to do so on any basis described in the Presentation. The Presentation is provided to the Board on the basis that it will obtain its own independent professional advice and/or valuation for the purposes of the negotiation of the Proposed Transaction and, in particular,
(a) neither the Board nor NDS will rely on the Information, (b) neither the Board nor NDS will bring any actions or claims against either of the Bidders, the
Advisers or their respective affiliates where the action, proceeding or claim relates to or is connection with the use of or reliance on the Information and (c)
neither of the Bidders, the Advisers or their respective affiliates shall have any liability to you for any loss or damage suffered by you or costs incurred by you arising out of or in connection with the use of the Information by the Board or NDS.
GSI and JP Morgan, which are regulated in the United Kingdom by the Financial Services Authority, are acting for Permira and News Corp. respectively and no one else in connection with the Proposed Transaction and will not be responsible to anyone other than Permira and News Corp. respectively for providing the protections afforded to clients of Goldman Sachs or JP Morgan nor for providing advice in connection with any potential transaction other than to Permira and
News Corp respectively. In attending and contributing to the Presentation neither GSI nor JP Morgan will assume an advisory or fiduciary responsibility to the
Board or NDS or any other obligation to the Board or NDS and neither the Board nor NDS will claim that either of Goldman Sachs or JP Morgan have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Board or NDS in connection with the Presentation.
JPMorgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities Inc., J.P. Morgan plc, J.P. Morgan
Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities.
This Presentation does not constitute an offer or invitation to purchase any securities or a firm intention to make an offer to acquire any securities.  The
Bidders may, in their sole discretion, proceed or not proceed with the Proposed Transaction. In particular, the Bidders may, in their sole discretion, determine not to proceed with the Proposed Transaction and are under no obligation to NDS or any of its directors or shareholders.  The announcement, if any, by the
Bidders of a firm intention to implement the Proposed Transaction is subject to NDS entering into an agreement on terms acceptable to the Bidders providing for, among other things, the implementation of a scheme of arrangement.
English_General

PRESENTATION TO THE INDEPENDENT DIRECTORS

Goldman Sachs
Permira

Executive summary
We had face-to-face meeting on July 24 with Special Committee's advisors to receive feedback on our proposed transaction
Special Committee's advisors reviewed their approach to valuation that underpinned the response to our proposal
Based on that discussion, we are concerned that the approach taken by the Committee's advisors is incomplete and consequently ignores many relevant factors
Very narrowly focused on “DCF" methodology
Heavy reliance on highly speculative, custom built Citi “upside case”
We want to share with the Committee our approach to valuation that supports the proposed transaction
Balanced, comprehensive valuation analysis that considers public and private market precedents
Detailed discussion of financial projections, including more thorough analysis of creation of and risks and probabilities associated with "upside" case
Based on more comprehensive valuation analysis and appropriate assessment of financial projections, our proposed transaction of $60/share remains a full and fair offer
Valuation metrics compare favorably to relevant comparables and precedent transactions
Shareholders fairly rewarded for potential future performance of the business plan
Compelling alternative relative to stand-alone

th

Trading levels in public markets are
extremely relevant and cannot be ignored
Perfect comps rarely exist: reasonable
business, sector and market comps for NDS
do exist
It is possible to restate projections for
deferred revenue impact
R&D investment is in ordinary course
Valuation: a comprehensive approach
Methodology Included Citi perspective Our perspective
Public market
comparables
Premium paid
Private market
comparables
No pure-play comps
Kudelski in restructuring phase,
therefore is not relevant
Deferred revenue issue and
“extraordinary” R&D investment
distort NDS near-term forecasts
Premium not relevant given distorted
nature of share price as a result of low
liquidity of stock
Longer term averages (e.g. 3 month and 6
month VWAPs) can be used to avoid short-
term price volatility
Premium offered is consistent with control
transactions and minority buy-ins
Not reviewed by Citi Numerous relevant transactions across
broad comparable landscape
Multiples implied by this proposed
transaction compare favorably to relevant
industry transactions, despite not being a
change-of-control situation
Relying on one methodology in assessing valuation to the exclusion of others does not present a complete picture; a DCF-only approach emphasizing a speculative “upside case” ignores many relevant factors
Presented by Independent Committee Advisers

PRESENTATION TO THE INDEPENDENT DIRECTORS

	✓	▪ ▪	▪ ▪ ▪ — ▪
	✓	▪	▪ ▪ ▪ ▪ ▪

Goldman Sachs Permira

Valuation: a comprehensive approach (cont’d)
Discounted cash
flow analysis
Other data
Heavily influenced by shareholder
feedback who assert company is worth
more than offer
Not a valuation methodology
News Corp is selling shareholder with most at
stake
Shareholders have no incentive to indicate
they would accept the current offer
Shareholders noted they would not expect to
receive “full DCF value”
Current / past stock performance is best
indication of what shareholders think the
price of NDS is worth
Most important methodology which
takes future performance into
account
In arguing price should be in “$70
range”, relied on 100% of Citi’s
“upside case”
Highly sensitive to minor adjustments to
assumptions used
Value is back-end weighted and heavily
influenced by compounding of “upside case”
assumptions
An “upside case” was developed by Citi
assuming 100% of potential upside all of
which is achieved
No downside case discussed / developed
Included Citi perspective Our perspective
Presented by Independent Committee Advisers

Methodology

PRESENTATION TO THE INDEPENDENT DIRECTORS

Goldman Sachs Permira

Public market comparables analysis
While there are perhaps no perfect comps, there are in fact a number of comparables that should not be ignored
Kudelski is a highly comparable peer with similar product, technology and historical margins
— Although Kudelski is currently trading at a lower multiple than NDS, when observed over a longer period of time, on many occasions Kudelski has traded at a premium to NDS
Macrovision and OpenTV both are relevant comparables with exposure to very similar industry dynamics and long-term fundamentals
— These software businesses have higher growth rates and higher target margins than NDS and as such should trade at higher multiples
The proposed offer is higher than all of the above referenced comps
The proposed offer is also attractive when compared to multiples for a broad basket of companies in the technology, software and media sectors with similar size and growth profile
General market indices including Nasdaq, the S&P and the FTSE currently trade well below the proposed offer
The proposed offer represents a significant multiple of projected earnings of the business
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NDS analysis at various prices
Source: Company filings, Wall Street research, Factset
1
Market data as of announcement date of 6/27/08
2
Based on treasury stock method
3
Debt like items include costs associated with releasing trapped cash, contingent liabilities from prior acquisitions, liability accruals and claims, and pension deficit on a buy-out basis
(source: PWC)
4
Based on I/B/E/S consensus estimates, calandarized to December year end
5
Adjusted for non-recurring deferred revenue and other one-time items
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5
Unaffected
1
3 month
average
1
6 month
average1
Proposed
transaction
Citi Position
$70.00
Share price $49.70 $50.80 $51.16 $60.00 $70.00
Diluted shares outstanding
2
59.9 59.9 59.9 60.2 60.3
Market capitalization $2,977 $3,045 $3,067 $3,609 $4,223
Less: Cash (as of 3/31/08) (696) (696) (696) (696) (696)
Plus: Debt like items
3
60 60 60 60 60
Adjusted firm value $2,341 $2,408 $2,431 $2,973 $3,586
Multiples Unadjusted
4
Adjustment
5
Metric
4
Adjusted FV / Adjusted EBITDA
CY2008E $240 ($27) $213 11.0x 11.3x 11.4x 14.0x 16.9x
CY2009E $265 ($30) $235 9.9x 10.2x 10.3x 12.6x 15.2x
P/ E
CY2008E $2.79 17.8x 18.2x 18.3x 21.5x 25.1x
CY2009E $3.15 15.8x 16.1x 16.2x 19.0x 22.2x
Public market valuation ($ millions, except per share data)

PRESENTATION TO THE INDEPENDENT DIRECTORS

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9.9x
12.6x
5.9x
6.5x
7.7x
7.2x
7.8x
8.0x
6.9x
7.4x
6.3x
Unaffected Offer Kudelski OpenTV Macrovision Software
(12)¹
Technology
(67)¹
Media
(13)¹
Nasdaq S&P FTSE
CY2009E Firm value/EBITDA
Public market valuation multiples
NDS
Source: Company filings, Wall Street research, FactSet
Note: Market data as of 7/25/08; based on I/B/E/S consensus estimates; all estimates calendarized as of December 31; median shown where applicable
¹ Represents number of companies included in sector comparables
² Defined as companies between $1—5 billion market cap and EPS long-term growth rate of 10—20%; excludes outliers with P/E greater than 50x
³ Excludes outliers with P/E < 0x or >50x or where data not available; number of companies in straight average Nasdaq 1,127, S&P 464, FTSE 90
15.8x
19.0x
10.7x
19.0x
8.6x
14.3x
14.0x
16.3x
14.2x
12.5x
9.7x
Unaffected Offer Kudelski OpenTV Macrovision Software
(12)¹
Technology
(67)¹
Media
(13)¹
Nasdaq S&P FTSE
CY2009E P/E
NDS Interactive TV
Broad market: mid cap/mid growth²
Indices³
Proposed offer multiple is significantly above peer trading levels
Interactive TV
Broad market: mid cap/mid growth²
Indices³
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4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
18.0x
6/27/2005 12/27/2005 6/27/2006 12/27/2006 6/27/2007 12/27/2007 6/27/2008
KUD NNDS Offer
Source: FactSet, I/B/E/S consensus estimates
Note: Share count not adjusted for dilution from options; rolling fwd EBITDA is next twelve months (NTM) calculated by adding consensus projected 4 quarters
1 Kudelski current NTM EBITDA of $123mm vs CY2009 of $155mm and current enterprise value of $887mm
2 NDS current NTM EBITDA of $247mm vs CY2009 of $265mm and not adjusted for non-recurring revenue and other one-
time items and current enterprise value of $2,746mm not adjusted for debt like items
Kudelski and NDS multiples over time
1
2
3 Yr. Avg. 2 Yr. Avg. 1 Yr. Avg.
NNDS
KUD
11.0x 10.2x 9.9x
10.9x 10.4x 8.0x
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Proposed offer multiple is also at a premium to longer term trading levels for both Kudelski and NDS

Rolling 3 year historical FV/ 1Yr Forward EBITDA
Offer FV/CY08 Adj. EBITDA 14.0x

Premium analysis
Citi disregards precedent premium analysis due to the lack of liquidity in NDS shares
The lack of liquidity can either have a positive or negative impact
Many precedents had limited float, yet relied on the premium as a highly relevant benchmark for fairness purposes
In order to adjust for the potential of a temporarily distorted share price due to the lack of liquidity, we also calculated the implied premium using longer-term average share prices
Regardless of the measurement period, the proposed offer represents a significant premium to historical NDS trading levels
The implied premium to the unaffected share price of 27.1% is significant when compared to precedent transactions
Minority shareholders in the proposed transaction are receiving the same price per share as
News Corp
The implied offer premium is higher than the median of a broad sample of minority buy-ins as well as change of control transactions
Since the offer was made, the S&P has declined by 1.6% and the NASDAQ has declined by
0.2%
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Premium analysis (cont’d)
$30
$35
$40
$45
$50
$55
$60
$65
$70
$75
6/27/05 11/11/05 3/28/06 8/12/06 12/27/06 5/13/07 9/27/07 2/11/08 6/27/08
Proposed transaction = $60
Primary focus
Days over
$60 since
6/27/05:
11
Source: Factset and Company filings
1
Represents premium to closing price as of announcement date of 6/27/08
Premium not expected to be paid on NDS’s cash position
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NDS 3-year stock price performance ($ per share)
Premium at
Actual Price $60
1 day prior¹
$49.70 20.7%
52-week high $62.04 (3.3%)
1-month average $51.71 16.0%
3-month average $50.80 18.1%
6-month average $51.16 17.3%
1-year average $51.71 16.0%
3-year average $47.33 26.8%
Premium at
Cash adjusted basis Price $60
1 day prior¹
$38.08 27.1%
52-week high $51.41 (5.9%)
1-month average $40.09 20.7%
3-month average $39.16 23.5%
6-month average $39.73 21.8%
1-year average $40.82 18.5%
3-year average $38.63 25.2%

PRESENTATION TO THE INDEPENDENT DIRECTORS

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Private market multiples analysis
A comprehensive valuation framework should also consider precedent M&A transactions
While public data is not available on some of the most relevant directly comparable transactions (e.g. OpenTV/Kudelski, Kudelski/Canal Plus), we considered a broad set of software M&A transactions with similar growth profiles
The proposed transaction multiple is higher than average software M&A multiples over the last five years
Multiples implied by this proposed transaction compare favourably to relevant industry transactions despite not being a change of control situation
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Private market multiples
Source: Dealogic, Press releases, JPMorgan analysis, Company filings
Note: ¹
Excludes transactions with revenue growth >20% and <$1bn
2
Subset of software transactions with revenue growth >20% and <$1bn that involved a sponsor
Proposed transaction is comparable to private market multiples where a control premium was paid;
Despite this transaction not being a traditional change of control situation
14.0x
12.6x
15.4x
12.2x
11.9x
9.6x
CY 08 CY 09 1 year forward 2 year forward 1 year forward 2 year forward
Proposed
Software transactions with control premium¹
Sponsor software transactions with control
premium²
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Enterprise Value / EBITDA multiples

Understanding the financial projections
As you are aware, NDS does not maintain a long-term plan for the business, instead relying on one year budgeting cycles
Management incentives are set at the start of each year, based on performance vs. budget
Budget presented to Board at start of the financial year (detailed bottom up approach by revenue/cost centre)
View taken that industry is too dynamic to make a long-term (greater than one year) view meaningful
Management guides Street based on budget (guides slightly below budget)
Strong track record of performing well vs. Street expectations, but performance vs Budget is more mixed
Management Case consequently broadly in line with current Street expectations
Management also communicates multi-year targets for the business to the Street
10-15% growth in revenues
15-20% growth in operating income
These targets now considered unattainable – we understand management are considering lowering multi-year expectations in August
Management Case developed by the Management Team from analysis carried out by Commercial department based on its understanding and visibility of customer base
Detailed model constructed using bottom up approach
Longer term view (5 years) of Company performance based on Management Team’s assessment of volumes and price on a customer by customer basis
“Upside case” was constructed by Citi based on discussions with Management about potential upside levers to the business model
In discussions with Citi, the Management team highlighted five areas for potential upside in the business (lower STB recycling; incremental revenues from Synamedia, Jungo, Orbis and New Initiatives). Uses a “Top-down” approach rather than the more detailed approach adopted in Management Case
Based on that discussion, Citi constructed an optimistic “upside case”
However, there was no consideration of potential downside risks to the Management Case (slower Pay TV take-up, implementation of software-only systems, economic downturn)
Management does not consider this “upside case” likely to be achieved; has not endorsed it; and has never presented it to the Board
The Management Case has been developed in detail and is endorsed by the Management Team
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Management case vs. Citi "upside case": which are the right forecasts to use?
There are significant risks to the highly speculative Citi "upside case"
and Management does not endorse it
DirecTV STB
Replacement
Program
Incremental
Revenue from
New Technologies
EBIT Margin
Improvement
Recycled STBs make
up 55% of churned
DirecTV subs by
2012, rising from
20% in 2009
Orbis
New Initiatives
Recycled STBs make
up 22% of churned
DirecTV subs by 2012,
remaining almost flat
from 2009
NDS’ most current view is that 2009 will see 34% of churned DirecTV subs using recycled STBs
DirecTV’s assumption is 47%
Strong management belief that Citi "upside case" assumptions not attainable
2008 revenue of
$80m
2012 revenue of
$191m
2012 revenue of
$239m
Additional c.$48m revenue in Citi “ upside case" assumed to come from New Technologies
Citi "upside case" assumes very high margin on this additional revenue given EBIT margin improvement (see below)
2008 revenue of $39m
2012 revenue of $84m,
representing growth
of 21% p.a.
2012 revenue of
$108m, representing
growth of 29% p.a.
Orbis growth dependent upon success in 2011 to win betting
shops business
No track record of or justification for such wins
Winning the new contracts is a binary issue: by definition, a riskier proposition
2008 revenue of $1m
2012 revenue of $26m,
representing growth
of 126% p.a.
2012 revenue of
$42m, representing
growth of 155% p.a.
“New Initiatives” consists of new products (currently at design stage) in Internet/broadband markets and multi device security
No track record and significant uncertainty on timing
EBIT margin rises to
26.2% in 2012 on the
back of continued
operational
improvements (an
increase of 270bps
in four years)
EBIT margin rises to
30% in 2012 as a
result of improved
revenue mix
(additional software
sales) from new
technologies
Margin improvement entirely dependent upon success of new
technologies
Majority of delta between the Citi "upside case" and the
Management Case derived from achieving growth from “New
Technologies”, a new, high risk business line for NDS (implied
EBITDA margin of c.88%)
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Key Areas of Risk
Assumptions
Management Case Citi "upside case" Comments

Management case vs. Citi "upside case"
2007 2008 2009 2010 2011 2012 CAGR
Management case 709 835 906 1,004 1,113 1,242 11.9%
Citi “upside case”
709 835 906 1,031 1,148 1,321
13.3%
600
700
800
900
1,000
1,100
1,200
1,300
1,400
2007 2008 2009 2010 2011 2012
Management case Citi "upside case"
150
200
250
300
350
400
450
2007 2008 2009 2010 2011 2012
Management case Citi "upside case"
2007 2008 2009 2010 2011 2012 CAGR
Management case 191 232 251 281 326 363 13.7%
% margin 26.9% 27.8% 27.7% 28.0% 29.3% 29.2%
Citi “upside case” 191 232 251 300 350 430 17.6%
% margin 26.9% 27.8% 27.7% 29.1% 30.5% 32.6%
Source: Citi Source: Citi
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Revenues
EBITDA

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Benchmarking the management plan and management’s ability
to achieve expectations
Management does not have a track record of significantly beating Budget or Street expectations and the Management Plan is broadly in line with the Street
Source: Company filings, Management information, Street estimates are IBES consensus median
1
Growth rates and margins are shown inside bars of Revenue and EBIT charts, respectively.
635
661
602
690
600
709
2006 2007
Budget Street Actual
115
156
135
158
131
160
2006 2007
Budget Street Actual
195
213
241
281
324
191
212
249
279
314
2008 2009 2010 2011 2012
Management Street
No. of
analysts:
6 6 3 2 2
23% 23%
24% 23%
24% 24%
25% 24%
26% 25%
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NDS’ performance over past two years NDS’ forecast performance
Revenue ($m)
Revenue ($m)
1
EBIT ($m)
EBIT ($m)
1
835
906
831
919
1,242
1,113
1,004
1,252
1,148
1,051
2008 2009 2010 2011 2012
Management Street
No. of
analysts
:
6 7 4 2 2
18% 17%
9% 11%
11% 14%
11% 9%
12% 9%

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DCF Methodology: analysing Citi’s cost of capital assumptions
Citi’s suggested WACC of 9.5% has been represented as a
cost of equity which assumes
Beta of 1.0
ERP of 5.0%
Risk free rate of 4.5%
Citi analysis underestimates the beta of a company such as
NDS
NDS’ historical unlevered beta is 1.15
Key comparable Kudelski has an unlevered beta of 1.23
The median of NDS and its comps also suggests an
unlevered beta of 1.23
Assuming its historical beta of 1.15, the WACC for NDS is
10.3%; assuming a beta of 1.23, in line with Kudelski, the
WACC for NDS rises to 10.7%
Both analysts and the company recognise these points
Mean analyst WACC is closer to 10%, with betas of 1.2
and 1.4
Company uses range of 10.5% - 12.0% for internal
analysis
In addition, given that Citi chose not to adjust the “upside case” to reflect the probability achieving it, it would be
appropriate to assume a higher WACC to reflect the higher
risk involved
WACCs used by financial advisers in precedent transactions
in the sector have mainly been in the 10-15% range
Source: Broker Research, Datastream
1.41
1.23
1.04
0.81
1.35
1.46
1.19
1.56
0.97
1.15
Levered Unlevered
NDS Kudelski Macrovision TiVo OpenTV
Median: 1.23
Broker Mean WACC 9.9%
NDS Internal WACC 10.5-12.0%
Mean WACC used by Financial
Advisers in Precedent Transactions
12.0-14.5%
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Key Comments Benchmarking WACCs
Benchmarking Betas

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WACC

WACC

8 3.00% 3.25% 3.50%
9.50% $8.99 $9.34 $9.72
10.00% $8.28 $8.58 $8.90
12.50% $5.86 $6.01 $6.17
15.00% $4.46 $4.55 $4.64
17.50% $3.55 $3.61 $3.67
PGR
DCF methodology: reviewing Citi’s analysis
The Citi WACC of 9.5% is particularly unsuitable for the Citi "upside case", as it does not adequately reflect the additional risk from the anticipated growth in New Technologies
While Citi adjusts for variance in the shekel exchange rate and management incentive costs not included in the forecasts, it appears they do not deduct deferred revenues and one-off items from the cash flows
The deferred revenues and one-off items represent c.$2 / share and are reflected in the above analysis
With a more appropriate cost of capital, even the very optimistic assumptions of the Citi "upside case" cannot achieve a value of much above $60 / share
51 3.00% 3.25% 3.50%
9.50% $57.35 $59.13 $61.05
10.00% $53.69 $55.20 $56.82
10.50% $50.52 $51.82 $53.21
11.00% $47.75 $48.87 $50.07
PGR Citi Assumptions
Citi Assumptions
Need an
increased WACC
to reflect
additional risk in
“Citi Upside”
assumptions
1.
Management Case DCF includes deferred revenues and one-off items and makes adjustments for shekel exchange rate (c.$2.0 / share) and management incentive costs (c.$1.8
/ share)
2.
DCF valuation of additional cashflows implied by Citi "upside case" assumes no additional capex or D& A but does include increased cash outflow from change in NWC
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Management Case Additional Cashflows in Citi "upside case"
1 2

Summary conclusions
Transaction price well supported by comprehensive valuation analysis
Value in excess of DCF of Management Plan
Meaningful premium to trading values of public comparables
Multiples and premium consistent with precedent transactions
Attractive price and a significant premium for shareholders
20.7% premium to latest close pre-announcement
27.1% premium on cash adjusted basis
Same price that News Corp is receiving for its Series B, high vote shares
Provides value certainty against potential near term negative catalysts in the business
Deferred revenue impact
Renegotiated contracts with lower smart card prices
Impact of recycling of DirecTV cards
Adverse foreign exchange impact
Reduced revenue and profitability guidance
Attractive alternative for public shareholders
Limited stand-alone flexibility in current construct given CFC limitations
Strategic sale alternative is not available
Receiving control premium despite not having "control" today

Agenda Page Appendix 19 19

Recent significant M&A transactions in software — excluding
transactions with revenue growth >20%
Recent transactions include a control premium – the proposed transaction has no control premium
Source: Dealogic, Press releases, JPMorgan analysis, Company filings
Note: Excludes transactions with revenue growth >20% and transaction values under $1bn
20
Enterprise value / EBITDA Years 1-2 Years 1-2 Fairness Opinion
Consideration Equity Enterprise One-year Two-year revenue EBITDA WACC Perp.  Gr. TV/EBITDA
Ann. date Target Acquirer % cash % stock value value forward forward growth growth Range Range Range
01/16/08 BEA Systems Oracle (final bid) 100% 0% $8,472 $7,200 17.3x 15.1x 10% 14%
01/16/08 MySQL Sun Microsystems 80% 20% $1,000 $1,000 na na na na
12/21/07 Northgate KKR 100% 0% $1,181 $1,926 9.3x 8.9x na 4%
11/12/07 Cognos IBM 100% 0% $5,099 $4,659 17.6x 16.0x 10% 10% 11%-13% 11.5x-12.5x
10/07/07 Business Objects SA SAP AG 100% 0% $6,788 $5,801 20.8x 16.6x 14% 25% 12% 3%
03/23/07 Kronos Hellman & Friedman 100% 0% $1,793 $1,752 14.6x 11.8x 10% 24% 14%-18% 4%-6%
03/15/07 WebEx Communications Cisco 100% 0% $3,214 $2,869 18.2x 15.1x 19% 21%
03/01/07 Hyperion Oracle 100% 0% $3,335 $2,848 19.3x 16.9x 9% 15%
01/26/07 UGS  PLM Siemens 100% 0% $2,410 $3,500 15.4x na na na
01/26/07 Altiris Symantec 100% 0% $1,015 $830 15.8x 12.4x 8% 28% 10%-14%
10/16/06 Open Solutions Providence Equity /The Carlyle Group 100% 0% $1,048 $1,344 12.7x 10.3x 13% 23% 13% 10x-12x
08/31/06 Intergraph TPG / Hellman & Friedman 100% 0% $1,331 $1,074 13.8x 11.0x 9% 25% 12%-14% 3.5%-5.5%
08/23/06 Internet Security SystemsIBM 100% 0% $1,272 $1,053 13.6x 12.2x 11% 11% 17%-20% 7x-10x
08/09/06 FileNet IBM 100% 0% $1,565 $1,115 15.9x 14.7x 9% 8% 12%-16% 8.5x-10x
08/08/06 Reynolds and Reynolds UCS, Goldman Sachs, Vista Equity 100% 0% $2,703 $2,750 14.6x 12.1x na 21% 9%-10% 2%-3%
07/25/06 Mercury Interactive Hewlett-Packard 100% 0% $5,515 $4,564 16.1x 18.8x 10% -14%
06/29/06 RSA Security EMC 100% 0% $2,286 $2,078 31.9x 28.8x 15% 11% 11%-13% 3%-4%
05/15/06 SSA Global Infor / Golden Gate Capital 100% 0% $1,529 $1,605 11.1x 9.6x 5% 16% 14%-18% 8x-10x
11/10/05 Serena Software Silver Lake Partners 100% 0% $1,264 $1,132 9.7x 8.8x na 10%
03/28/05 Sungard Silver Lake (Cons) 100% 0% $11,421 $11,300 9.4x 8.8x na 6% 10.5%-12.5%
11/19/04 Telcordia Technologies Warburg Pincus and Providence Equity 100% 0% $1,350 $1,350 na 7.1x na na
03/14/04 UGS  PLM Bain Capital, SLP, Warburg Pincus 100% 0% $2,050 $2,050 na 9.6x na na
All Mean 15.6x 13.2x 10.9% 14.4% 12%-14.5% 3.1%-4.3% 9x-10.9x
All Median 15.4x 12.2x 10.0% 14.4% 12%-13.5% 3%-4% 8.5x-10x
Sponsor  Mean 11.9x 9.8x 9.5% 16.2% 12%-14.3% 3.2%-4.8% 9x-11x
Sponsor Median 11.9x 9.6x 9.8% 18.1% 12.5%-13.5% 3.5%-5.5% 9x-11x
$ millions

Volume weighted average closing price during quarter
$48.03 $58.71 $49.57 $47.01
Net shares bought/(sold)
Rank Investor Name Style
Estimated
VWAP
Current
position Value % o/s
Offer
premium to
VWAP Days ADVT
Days at
20% ADVT 1Q '08 4Q '07 3Q '07 2Q'07
1 Janus Capital Management LLC Aggres. Gr. $48.17 1,774,495 $89.6 11.0% 19.7% 40.9 204.3 (685) 1,355 260 (2,835)
2 Fidelity Management & Research GARP 49.45 1,492,434 75.3 9.2% 17.6% 34.4 171.8 (2,400) 189,946 477,183 16,990
3 Egerton Capital Ltd. Hedge Fund 47.79 1,459,508 73.7 9.0% 20.4% 33.6 168.0 - - - 44,523
4 Renaissance Technologies Corp. Hedge Fund 47.66 1,285,449 64.9 7.9% 20.6% 29.6 148.0 4,500 (41,700) 78,300 159,800
5 Fidelity International Limited Core Growth 49.97 1,171,929 59.2 7.2% 16.7% 27.0 134.9 271,300 188,464 234,664 (269,116)
6 T. Rowe Price Associates, Inc. GARP 48.10 698,621 35.3 4.3% 19.8% 16.1 80.4 135,000 (800) - 8,621
7 Henderson Global Investors Ltd. Core Growth 47.53 633,578 32.0 3.9% 20.8% 14.6 72.9 (32,181) (5,810) 7,200 163,451
8 Ashford Capital Management, Inc. Growth 47.80 404,380 20.4 2.5% 20.3% 9.3 46.6 43,550 2,095 12,935 89,300
9 T. Rowe Price International (UK) Inc. GARP 58.71 400,000 20.2 2.5% 2.1% 9.2 46.0 - 400,000 - -
10 BankInvest A/S Core Value 47.81 351,200 17.7 2.2% 20.3% 8.1 40.4 - - - -
Major shareholders
Source: Based on 13-F filings available, Bloomberg; market prices as 6/26/2008
Note: G = Growth, GP = GARP, V = Value, I = Income, HF = Hedge Fund, O = Other; % o/s calculated off of Series A shares only (16,187,137) ; 1 year ADTV of 43,435 shares; Estimated VWAP based on quarterly VWAP and investor net shares bought /(sold) in last 6 quarters
$ millions, except per share data
Proposed transaction price is above all shareholders’ cost price

Rejections of recent public minority buy-ins resulted in a
significant drop in share price
$3
$4
$5
$6
$7
$8
$9
$10
$11
$12
1/21/2007 4/25/2007 7/28/2007 10/30/2007 2/1/2008 5/6/2008
(51.7%)
$15
$20
$25
$30
$35
$40
4/8/2006 9/4/2006 1/31/2007 6/30/2007 11/26/2007 4/24/2008
(34.8%)
$15
$20
$25
$30
2/22/2007 5/16/2007 8/8/2007 10/30/2007 1/22/2008 4/15/2008
(13.7%)
$5
$7
$9
$11
$13
$15
$17
$19
$21
$23
11/5/2005 2/4/2006 5/6/2006 8/5/2006 11/4/2006 2/3/2007
(44.7%)
Offer
8/24/07
$23.50
Rejected1
0/24/07
Final offer
5/2/07
$36.25
Offer
7/23/07
$11.75
Withdrawn
11/5/07
Offer
5/7/06
$15.25 Withdrawn
8/4/06
Rejected
10/15/07
Offer
10/8/06
$27
Source: Factset, Company filings
Note: Starting date represents 6 months prior to public announcement of offer, end date 6 months after deal rejection / withdrawal; premium /
(discount) from final offer price to trading price 6 months after
22
Cablevision
Cumulus
Emmis Hearst Argyle